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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITOR


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999, in the Registration Statement (Form S-4 No. 333-83117) of Park-Ohio Industries, Inc. for the registration of $200,000,000 of its 9 1/4% senior subordinated notes due 2007.



                                       /s/ Ernst & Young LLP

Cleveland, Ohio
July 23, 1999